Exhibit 5.1

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
T: +1 212 506 2500
F: +1 212 262 1910
May 9, 2023	www.mayerbrown.com

Distribution Solutions Group, Inc. 8770 W. Bryn Mawr Avenue, Suite 900
Chicago, Illinois 60631

Re: Distribution Solutions Group, Inc. – Subscription Rights

Ladies and Gentlemen:

We have acted as counsel to Distribution Solutions Group, Inc., a Delaware corporation (the “Company”), in connection with the offering of transferable subscription rights (the “Rights”) to purchase up to 0.105 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a purchase price of $45 per share to the holders of Common Stock as of the close of business on May 1, 2023.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined (a) the Company’s registration statement on Form S-3 (File No. 333-270678) relating to the Common Stock and other securities of the Company filed on March 17, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April 10, 2023 (such registration statement being hereinafter referred to as the “Registration Statement”); (b) the prospectus, dated April 10, 2023 (the “Base Prospectus”), which forms a part of, and is included in, the Registration Statement; (c) the prospectus supplement, dated May 9, 2023 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Rights, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and (d) a form of subscription certificate evidencing the Rights (the “Subscription Certificate”).

In such examination, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons.

In addition, we have assumed that the issuance of the Shares will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Distribution Solutions Group, Inc.

May 9, 2023

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon exercise of the Rights in accordance with the terms of the Prospectus and Subscription Certificate and receipt by the Company of the subscription price therefor, will be validly issued, fully paid and non-assessable.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,
/s/ Mayer Brown LLP Mayer Brown LLP